UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Mainstreet Bancshares, Inc.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

10089 Fairfax Boulevard

Fairfax, Virginia 22030

(703) 481-4567

April 10, 2023

Dear Fellow Shareholder:

You are cordially invited to virtually attend the 2023 Annual Meeting of Shareholders of MainStreet Bancshares, Inc. The Annual Meeting will begin promptly at 11:00 a.m., Eastern Time, on May 17, 2023, via a live webcast. Instructions on how to participate in the Annual Meeting are posted at https://www.proxydocs.com/MNSB. Prior registration to attend the Annual Meeting at https://www.proxydocs.com/MNSB is required by 5:00 p.m., Eastern Time, on May 16, 2023. Only shareholders who held shares at the close of business on the record date, March 31, 2023, may vote at the Annual Meeting, including any adjournment or postponement thereof. Attendance at the Annual Meeting electronically is considered attendance in person.

In each of the last two years we have held a “virtual-only,” Internet website meeting in consideration of health concerns associated with the COVID-19 pandemic. Our experience with these meetings has allowed us to appreciate that this format allows for greater participation by our shareholders, regardless of their geographic location. Accordingly, the Board of Directors determined to again hold the Annual Meeting exclusively online via a live internet webcast. We are eager to utilize the latest technology to provide broad and convenient access and cost savings for our shareholders who may participate in an expense reduced and environmentally sensitive manner. We also have considered the health and well-being of our attendees.

Details of the business to be conducted at our Annual Meeting are provided in the attached Notice of Annual of Shareholders and Proxy Statement. We encourage you to carefully read these materials.

We have included a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, which is also available at the SEC’s website, www.sec.gov, and on our website, ir.mstreetbank.com.

Your vote is very important, and I urge you to use this opportunity to take part in the affairs of your Company. Whether or not you expect to attend the Annual Meeting, please vote as soon as possible to ensure that your shares are represented at the Annual Meeting.

On behalf of the Board of Directors, thank you for your commitment to our Company and MainStreet Bank.

Sincerely,

Jeff W. Dick

Chairman & Chief Executive Officer

10089 Fairfax Boulevard.

Fairfax, Virginia 22030

(703) 481-4567

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TO BE HELD MAY 17, 2023

Notice is hereby given that the 2023 Annual Meeting of Shareholders of MainStreet Bancshares, Inc. (the “Company”) will be held as a virtual-only, Internet webcast meeting without a physical location on Wednesday, May 17, 2023, at 11:00 a.m., Eastern Time.

A proxy card and a Proxy Statement for the Annual Meeting are enclosed.

At the Annual Meeting, shareholders will be asked to:

•	elect three directors for a term of three years each or until their successors are elected and qualify, and

•	ratify the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Shareholders will also be asked to consider any other business that is properly brought before the Annual Meeting, or any adjournment or postponement thereof. As of the date of this notice, we are not aware of any other business to come before the Annual Meeting.

The Board of Directors has fixed the close of business on March 31, 2023, as the record date for the Annual Meeting. This means that shareholders of record at the close of business on that date are entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

To attend the Annual Meeting, you must register in advance at https://www.proxydocs.com/MNSB prior to the deadline of May 16, 2023, at 5:00 p.m., Eastern Time. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the Annual Meeting and will also permit you to submit questions.

EACH SHAREHOLDER, WHETHER OR NOT HE OR SHE PLANS TO ATTEND THE ANNUAL MEETING, IS REQUESTED TO VOTE THE PROXY CARD BY MAIL PRIOR TO THE ANNUAL MEETING. TO VOTE BY MAIL, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD WITHOUT DELAY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. ANY PROXY GIVEN BY THE SHAREHOLDER MAY BE REVOKED BY FILING WITH THE SECRETARY OF THE COMPANY A WRITTEN REVOCATION OR A DULY EXECUTED PROXY BEARING A LATER DATE. ANY SHAREHOLDER PRESENT ELECTRONICALLY AT THE ANNUAL MEETING MAY REVOKE HIS OR HER PROXY AND VOTE ELECTRONICALLY ON EACH MATTER BROUGHT BEFORE THE ANNUAL MEETING. HOWEVER, IF YOU ARE A SHAREHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER IN ADVANCE OF THE ANNUAL MEETING IN ORDER TO VOTE IN PERSON ELECTRONICALLY AT THE ANNUAL MEETING.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING

The Notice of Annual Meeting, Proxy Statement, Proxy Card, and Annual Report are also available at Https://www.proxydocs.com/MNSB.

BY ORDER OF THE BOARD OF DIRECTORS
Fairfax, Virginia
April 10, 2023
Thomas J. Chmelik
Secretary

Important: The prompt return of proxies will save us the expense of further requests for proxies to ensure a quorum at the Annual Meeting. A pre-addressed envelope is enclosed for your convenience. No postage is required if mailed within the United States.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

MAY 17, 2023

General

The enclosed proxy is solicited by the Board of Directors of MainStreet Bancshares, Inc. (the “Company”) for the Annual Meeting of Shareholders (the “Annual Meeting”) of the Company to be held as a virtual-only, Internet webcast meeting without a physical location at 11:00 a.m., Eastern Time, on May 17, 2023, for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders. The approximate mailing date of this Proxy Statement and accompanying proxy is April 10, 2023.

Voting and Revocability of Proxies

Shareholders who execute proxies retain the right to revoke them at any time. Unless so revoked, the shares of common stock represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies may be revoked by written notice to the Secretary of the Company at the above address or by filing a later dated proxy prior to the vote being taken on a particular proposal at the Annual Meeting. A proxy will not be voted if a shareholder attends the Annual Meeting on the Internet and votes on-line at the Annual Meeting. Attendance at the Annual Meeting electronically is considered attendance in person.

If a shareholder returns an executed proxy and specifies how the proxy is to be voted with respect to any proposal for which a choice is provided, the proxy will be voted in accordance with such specifications. If a shareholder returns an executed proxy but fails to specify how the proxy is to be voted with respect to Proposal One or Two set forth in the accompanying Notice and further described herein, the proxy will be voted as follows:

•	FOR Proposal One — to elect three directors of the Company for a term of three years each, and

•	FOR Proposal Two — to ratify the appointment of Yount, Hyde & Barbour, P.C. (“YHB”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Except for procedural matters incidental to the conduct of the Annual Meeting, we are not aware of any other business to come before the Annual Meeting. Should any other matters be properly presented for action at the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the proxy agents named in the enclosed proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors of the Company.

Voting Rights of Shareholders

Only those shareholders of record at the close of business on March 31, 2023, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. The number of shares of common stock of the Company outstanding and entitled to vote as of the record date was 7,524,277. At least one-third of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxy agents’ authority to vote (including broker non-votes, discussed below) on a matter will count as shares present for the purpose of determining the presence or absence of a quorum at the Annual Meeting, but will not be included in determining the number of votes cast with respect to such matter. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on any of the items of business at the Annual Meeting unless you attend the Annual Meeting and vote your shares there.

Shares Held in Street Name. If you hold your shares in street name, it is critical that you instruct your broker or bank how to vote if you want your vote to count in the election of directors (Proposal One). Under current regulations, your broker or bank generally will not have the ability to vote your uninstructed shares in this matter on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your broker or bank how to vote, no votes will be cast on your behalf with respect to this matter. Your broker or bank will have the ability to vote uninstructed shares on the ratification of the appointment of auditors (Proposal Two).

Shares Held of Record. If you are a shareholder of record and you do not vote your proxy, no votes will be cast on your behalf on either of the proposals at the Annual Meeting unless you attend the Annual Meeting and vote your shares there.

With Regard to Proposal One, votes may be cast in favor or withheld. If a quorum is present, the three director nominees receiving the greatest number of affirmative votes at the Annual Meeting, even though less than a majority, will be elected directors; therefore, votes withheld and broker non-votes will have no effect on the outcome of the election of directors.

With Regard to Proposal Two, votes may be cast in favor or against, or a shareholder may abstain. If a quorum is present, approval of the ratification of the Company’s independent registered public accounting firm requires the affirmative vote of a majority of the votes cast on the matter. Abstentions will not be counted as votes cast on this proposal and will have no effect on whether such matter is approved. There should be no broker non-votes because this matter is considered “routine.”

Questions and Answers

•	Why am I receiving proxy materials?

The Board of Directors of the Company is providing these materials to you in connection with the Board’s solicitation of proxies for use at our Annual Meeting, which will take place as a virtual-only, Internet webcast meeting without a physical location on Wednesday, May 17, 2023, at 11:00 a.m., Eastern Time.

You are requested to vote on the items described in this Proxy Statement which includes information that is required under Securities and Exchange Commission (“SEC”) rules and designed to assist you in voting your shares.

•	Who may vote?

You may vote if you were a holder of Company common stock at the close of business on March 31, 2023, which is the record date of the Annual Meeting. Each share of common stock entitles its holder or the holders of a valid proxy for a shareholder to one vote on each matter to be voted on at the Annual Meeting.

You are invited to attend the Annual Meeting via the live webcast to vote on the proposals described in this Proxy Statement so long as you register to attend the Annual Meeting at https://www.proxydocs.com/MNSB by 5:00 p.m., Eastern Time, on May 16, 2023 (the “Registration Deadline”). You will be asked to provide the control number located inside the shaded gray box on your proxy card (the “Control Number”) as described in the proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

•	Why are we holding a virtual-only internet webcast Annual Meeting?

The Board of Directors believes that it is in the best interests of the Company and its shareholders and employees to hold a “virtual-only,” Internet Annual Meeting via webcast again this year. We believe that a virtual meeting provides broad and convenient access for our shareholders who may participate in an expense reduced and environmentally sensitive manner. We have also considered the health and well-being of our attendees.

The virtual Annual Meeting will permit our shareholders of record to ask questions and to vote. We welcome shareholder views on the virtual meeting format and will consider these comments in making our decisions regarding future meetings.

•	How may I participate via the live webcast?

Shareholders whose shares are registered in their own name will be able to attend the Annual Meeting in the form of a live webcast, to listen to the Annual Meeting, vote on-line, and submit questions for discussion at the Annual Meeting from their home, office or any remote location that has Internet connectivity. This year’s Annual Meeting will be accessible through the Internet via a live webcast. Prior registration to attend the Annual Meeting by the Registration Deadline at https://www.proxydocs.com/MNSB is required. You are entitled to participate in the Annual Meeting if you were a shareholder as of close of business on our record date of March 31, 2023, or hold a valid proxy for the Annual Meeting. To be admitted to the Annual Meeting’s live webcast, you must register at https://www.proxydocs.com/MNSB by the Registration Deadline as described in the proxy card. As part of the registration process, you must enter the Control Number. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you. We encourage you to vote your shares on the enclosed proxy card by mail in advance of the Annual Meeting.

If your shares of common stock are registered in the name of your broker, bank, or other agent (rather than directly in your own name), you are the “beneficial owner” of those shares, and those shares are considered as held in “street name.” If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a proxy card and voting instructions with these proxy materials from that organization rather than directly from us. Simply complete and mail the proxy card received to ensure that your vote is counted. You may also be eligible to vote your shares electronically over the Internet or by telephone through your bank or brokerage firm. Many banks and brokerage firms offer Internet and telephone voting. If your bank or brokerage firm does not offer Internet or telephone voting information, please complete, and return your proxy card today in the self-addressed, postage-paid envelope provided.

To vote in person at the virtual Annual Meeting, you must first obtain a valid legal proxy from your broker, bank or other agent and then register in advance to attend the Annual Meeting. Please follow the instructions from your broker or bank included with these proxy materials or contact your broker or bank to request a legal proxy form.

This year’s shareholder question and answer session will include questions submitted in advance of the Annual Meeting. You may submit a question in advance of the meeting at www.proxydocs.com/MNSB after logging in with your Control Number.

•	Who can vote at the Annual Meeting?

You will be entitled to vote at the Annual Meeting if you owned your common stock, either as a shareholder of record or as a beneficial owner, as of the close of business on March 31, 2023 (the “Record Date”). On the Record Date, there were 7,524,277 shares of common stock outstanding. Holders of these outstanding shares are entitled to one vote for each share of common stock held by them as of March 31, 2023, at the Annual Meeting. Each shareholder is entitled to one vote per share of common stock held on all matters to be voted on by shareholders. Unless context requires otherwise, any reference to “shares” in this Proxy Statement refers to all shares of common stock entitled to vote at the Annual Meeting.

If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, LLC, your proxy card contains instructions on how to vote via the Internet or by telephone. The Internet and telephone voting facilities for shareholders of record will close at 5:00 p.m., Eastern Time, on May 16, 2023. If your shares are held in an account at a brokerage firm, bank, trust, or similar organization, you are considered the “beneficial owner” of shares held in “street name.” You will receive instructions from your broker, bank, trustee, or other nominee that must be followed for your broker, bank, trustee, or other nominee to vote your shares per your instructions.

•	How do I vote?

For Proposal No, 1, you may either vote “For” any or all the nominees to the Board of Directors of the Company, you may withhold your vote from all the nominees, or you may withhold your vote from any nominee you specify. You may not vote your proxy “For” the election of any persons other than the three named nominees. For Proposal 2, you may vote “For” or “Against,” or “Abstain” from voting, on the proposal.

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote by proxy using a proxy card, vote by proxy on the Internet or by telephone as set forth in the proxy card or vote at the Annual Meeting. Regardless of whether you plan to attend the Annual Meeting via webcast, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote if you have already voted by proxy.

•

To vote using the proxy card, complete, date and sign the proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•	To vote on the Internet, please follow the instructions provided on your proxy card.

•	To vote by telephone, please follow the instructions provided on your proxy card. The number to call is (866) 509-1049.

•

To vote during the Annual Meeting, you must do so through www.proxydocs.com/MNSB. To be admitted to the Annual Meeting and vote your shares, you must register by the Registration Deadline and provide the Control Number as described in the proxy card. After completion of your registration by the Registration Deadline, further instructions, including a unique link to access the Annual Meeting, will be emailed to you.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

See “Who can vote at the Annual Meeting?” for voting instructions if you beneficially own shares held in street name.

•	What may I vote on?

You may vote on:

•	The election of three nominees to serve as directors, for three-year terms expiring in 2026,

•	the ratification of the appointment of YHB as our independent registered public accounting firm for the fiscal year ending December 31, 2023, and

•	such other business as may properly come before the Annual Meeting, or any adjournment or postponement thereof.

•	How does the Board of Directors recommend I vote?

The Board of Directors of the Company recommends that you vote:

•	FOR each of the nominees for director, and

•	FOR ratification of the appointment of YHB as our independent registered public accounting firm for 2023.

•	Does the voting process differ based upon how my shares are held?

Yes. Please read below and consider whether you are a shareholder of record of common stock, or a beneficial owner of common stock held in street name.

•	If I am a beneficial owner of Company shares held in street name, how do I vote?

If you are a beneficial owner of shares of our common stock held in street name (i.e., your shares are held by a broker) and you received a printed copy of these proxy materials by mail, you should have received a voting instruction card with these proxy materials from the organization that is the record owner of your shares rather than from us. If you are a beneficial owner of shares held in street name and you received a notice by mail, you should have received the notice from the organization that is the record owner of your shares rather than from us. Beneficial owners that received a printed copy of these proxy materials by mail from the record owner may complete and mail that voting instruction card or may vote by telephone or over the Internet as instructed by that organization in the voting instruction card. Beneficial owners that received a notice by mail from the record owner should follow the instructions included in the notice to view the Proxy Statement and transmit their voting instructions. If you provide specific voting instructions, your broker or nominee will vote your shares as you direct.

A beneficial owner planning to vote in person at the Annual Meeting must obtain a valid proxy from the record owner. To request the requisite proxy form, follow the instructions provided by your broker or contact your broker.

•	How do I vote Company common stock allocated to my MainStreet Bank 401(k) Retirement Plan?

If you are a participant in the MainStreet Bank 401(k) Retirement Plan (the “Plan”), you are receiving a proxy card that will serve as your voting instruction form on behalf of the Plan. Pursuant to the Plan, you are entitled to direct the trustee how to vote the shares credited to your account in the Plan. If a Plan participant does not direct the Plan trustee as to how to vote the common stock allocated to the participant’s Plan account, the trustee, subject to its fiduciary duty, will vote such common stock in the same proportion as it has received voting instructions from other Plan participants. The deadline for return of your Plan voting instructions is May 16, 2023, at 5:00 p.m., local time.

•	May I change my vote?

If you are a holder of record of shares of common stock, you may change your vote or revoke your proxy at any time before your shares are voted at the Annual Meeting by:

•	Voting again by telephone or over the Internet,

•	sending us a proxy card dated later than your last vote,

•	notifying the Company’s Secretary in writing, or

•	attending the Annual Meeting and submit an electronic ballot.

•	How many votes do the proposals need to be approved?

Directors are elected by a plurality of the votes cast (Proposal One). Shareholders may vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors of the Company. If you withhold authority to vote with respect to any nominee, your shares will be counted for purposes of establishing a quorum but will have no effect on the election of that nominee.

The affirmative vote of a majority of the votes cast is required for ratification of the appointment of the independent registered public accounting firm (Proposal Two).

If you are the registered holder of Company common stock and you sign and submit your proxy card without voting instructions, your shares will be counted for purposes of establishing a quorum and will be voted “FOR” each director nominee and “FOR” Proposal Two.

•	Is cumulative voting permitted for the election of directors?

No. You may not accumulate your vote for the election of directors.

•	What are broker non-votes?

A broker “non-vote” occurs when your broker submits a proxy for your shares but does not indicate a vote for a proposal because the broker does not have discretionary authority to vote and has not received specific instructions from you. Under current regulations, if your broker holds your shares (i.e., your shares are held in “street name”) and delivers this Proxy Statement to you, the broker generally has authority to vote the shares on “routine” matters. Proposal Two is a matter we believe will be considered “routine”; even if the broker does not receive instructions from you, the broker is entitled to vote your shares in connection with Proposal Two. Proposal One is a matter we believe will be considered “non-routine”; the broker is not entitled to vote your shares without instructions. Shares held in street name which have been designated by brokers as not voted (“broker non-votes”) will not be counted as votes cast. Broker non-votes, however, will be treated as shares present for purposes of determining a quorum. Certain brokers may not be able to exercise discretionary authority with respect to even routine items depending on the rules of the exchange or market of which the broker is a member.

•	How many outstanding shares of Company common stock are there?

At the close of business on March 31, 2023, which is the Record Date for the Annual Meeting, there were 7,524,277 shares of Company common stock outstanding and entitled to vote.

•	What constitutes a quorum?

The presence, in person or by proxy, of the holders of one-third of the shares entitled to vote will constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on March 31, 2023, are entitled to notice of, and to vote at, the Annual Meeting.

•	Will my vote be confidential?

Proxy instructions, ballots, and voting tabulations that identify individual shareholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within the Company or to third parties, except as necessary to meet applicable legal requirements, to allow for the tabulation of votes and certification of the vote, and to facilitate a successful proxy solicitation.

How will voting be conducted on other matters raised at the Annual Meeting?

The form of proxy confers discretionary authority on the persons named therein to vote with respect to the election of any person as a director where the nominee is unable to serve or for good cause will not serve. It also confers discretionary authority with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to us in accordance with our Articles of Incorporation. Except for procedural matters incident to the conduct of the Annual Meeting, we do not know of any other matters that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting as to which proxies in the accompanying form confer discretionary authority, the persons named in the accompanying proxy will vote the shares represented by such proxies on such matters as determined by a majority of the Board of Directors.

Who will bear the cost of soliciting votes for the Annual Meeting?

We will pay the entire cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for Internet access charges you may incur. If you choose to vote by telephone, you are responsible for telephone charges you may incur. Additional solicitations of proxies or votes may be made in person, by telephone, or by electronic communication by our directors, officers, and other regular associates, who will not receive any additional compensation for such solicitation activities. We will reimburse brokerage houses and other custodians, nominees, and fiduciaries for their reasonable expenses for forwarding materials to the beneficial owners of shares held of record by others.

Where can you find results of the Annual Meeting?

The Company plans to announce preliminary voting results at the Annual Meeting. We will publish final voting results in a Current Report on Form 8-K to be filed with the SEC within four business days after the Annual Meeting.

Environmental and Social

Environmental

The Company has a goal of reducing its carbon emissions each year. MainStreet Bank’s origins as a “branch-lite” financial institution mean that we have been and will continue to be part of the transition to a sustainable economy that is kinder to our environment because it is less dependent on carbon fuels. Most banks the Company’s size have 20+ branches. The Bank has six locations. The Company has adopted a strategy of Put Our Bank in Your Office®, which also allows customers to conduct business with us without traveling to the Bank. On average, more than 70% of daily transactions are processed by our customers without the need to come to the Bank. These changes were underway at the Bank long before COVID-19 forced behavioral patterns in our society to change. For business operators in particular, our remote banking solutions have reduced the need to make frequent visits to a branch bank to deposit cash and checks. This helps to reduce vehicular traffic in our already crowded market.

The Company has converted all lighting to LED, scheduled HVAC units for maximum efficiency during off-work hours, incorporated mini-split units for specific location heating and cooling, tinted windows to reduce cooling needs and increased the number of indoor plants to improve air quality.

The Company has also added charging stations to accommodate employees who drive electric vehicles and encourages the purchase of hybrid vehicles.

We recognize the growing environmental risks of electronic waste and have procedures in place to reduce our impact in this regard. For example, MainStreet Bank contracts with an asset disposal company to ensure that electronic assets, including monitors, security cameras, and batteries, are disposed of and recycled in an appropriate and environmentally sensitive manner.

We have long allowed and even encouraged our employees to telecommute. Approximately 15% of our employees work remotely full-time. All but our relatively lean team of branch staff are eligible to telecommute, and most do so at least a few days a month. These arrangements give us a broader and more diverse pool of applicants in recruiting and serve to reduce our employees’ carbon footprint.

In our lending portfolio, we seek opportunities to support energy efficiency and renewable energy. In the first quarter of 2023, we are closing our first Property Assessed Clean Energy (PACE) loan, which follows Department of Energy guidelines on financing energy-related improvements on private property.

Social

The way the Company interacts with the communities in which it operates and with its employees constitute its social impact. The PACE loan mentioned above exemplifies how we approach the “S” in ESG in our communities.

The establishment of MainStreet Community Capital is another business initiative we have taken to support ESG initiatives in our communities. MainStreet Community Capital’s focus is to invigorate distressed, low-income communities in the Washington, D.C., metropolitan area by providing capital and other financial services. These investments are intended to spur the creation of quality jobs and services in underserved areas. MainStreet Community Capital has earned its designation as a Community Development Entity (CDE) as defined under the U.S. Treasury Department’s Community Development Financial Institution (CDFI) Fund. MainStreet Community Capital has applied to the CDFI Fund for an allocation of the New Markets Tax Credits that will be awarded in 2023 and plans to continue to do so annually.

Turning to our staff, as of December 31, 2022, the Company employed 168 full-time employees. None of our employees are represented by a collective bargaining agreement.

The Board and management are focused on maintaining a strong corporate culture. The Company’s goal is to always hire the most qualified individuals. The Company is in a diversely populated geography, and the Company’s workforce effectively represents that diversity. We believe that a diverse workforce enhances our ability to serve our customers and our communities by enabling us to better understand their financial needs and to provide necessary and appropriate financial services.

Seventy-five percent of the Company’s employees self-identify as either female or ethnically diverse (defined as all Equal Employment Opportunity Commission classifications other than white). The Company is proud to have four veterans on its team as well.

Title	Ethnically Diverse Female	Ethnically Diverse Male	White Female	White Male
Independent Directors	0.0%	25.0%	25.0%	50.0%
Executives	0.0%	33.0%	0.0%	67.0%
Exec. Vice Pres.	0.0%	17.0%	33.0%	50.0%
Senior Vice Pres.	14.0%	10.0%	19.0%	57.0%
Vice Pres.	27.0%	38.0%	23.0%	12.0%
Asst. Vice Pres.	26.0%	17.0%	35.0%	22.0%
Branch	50.0%	17.0%	22.0%	11.0%
Admin. Support	35.0%	18.0%	24.0%	23.0%
All Employees	30.0%	20.0%	24.0%	26.0%

At the Board level, the Company has seven independent directors. Two of the independent directors self-identify as female, one self-identifies as an African American male, and one self-identifies as a Hispanic male. Three of the independent directors self-identify as white males.

Diversity is one factor considered when considering candidates to serve on the Board of Directors. The Board believes that diversity supports its goal of best serving the Company and our shareholders, customers, and employees. The matrix below summarizes the self-identified diversity attributes of our Board members. The categories listed below have the meanings defined in Nasdaq Listing Rule 5605(f)(1).

Board Size:
Total Number of Directors	10

Gender:	Male	Female		Non- Binary	Gender Undisclosed
Number of directors based on gender identity	8	2		—	—
Number of directors who identify in any of the categories below:
African American or Black	1	—		—	—
Alaskan Native or American Indian	—	—		—	—
Asian	—	—		—	—
Hispanic or Latinx	1	—		—	—
Native Hawaiian or Pacific Islander	—	—		—	—
White	6	2		—	—
Two or More Races or Ethnicities	—	—		—	—
LQBTQ+			—
Undisclosed			—

The Company is focused on equal pay for equal work, and on developing all employees to reach their full potential. The Company realizes that hiring a diverse workforce that is representative of the diversity of the local population also allows us to better serve our marketplace. The age distribution of our employee base is also appropriately diversified.

Employee Age Diversity
Age Group	20 – 29	30 – 39	40 – 49	50 – 59	60 +
Number of Employees	13	43	44	45	23
Percentage of Total	8%	26%	26%	27%	14%
Average Tenure (Years)	1.5	2.75	5.5	5.25	7.5

The age distribution of our employees as denoted by generational categories.

Employees by Generation
Pre-Baby Booms	0.6%
Baby Boomers	16.5%
Generation X	43.9%
Millennials	34.8%
Generation Z	4.2%

The gender distribution of our employee base is diversified.

Employees by Gender
Female	55.5%
Male	44.5%

For the fiscal year ended December 31, 2022, we had 36 promotions. These promotions were distributed as follows:

2022 Promotions Diversity
	Ethnically Diverse	White
Female	11	9
Male	5	11

The Company celebrates diversity throughout the year and fosters opportunities to learn about different cultures, religious practices, traits, and differences. The Company finds that doing so brings out the best in the team as we grow together to exceed customer expectations and create shareholder value.

Governance

Board of Directors

The current members of the Company’s Board of Directors are:

•	Jeff W. Dick, Paul Thomas Haddock, and Terry M. Saeger, whose terms expire in 2023 and who are nominees for election at the Annual Meeting for a term of three years,

•	Charles C. Brockett, Thomas J. Chmelik and Patsy I. Rust, whose terms expire in 2024, and

•	Elizabeth S. Bennett, Rafael E. DeLeon, Darrell Green and Russell Echlov, whose terms expire in 2025.

All current members of the Company’s Board of Directors other than Mr. Brockett, who no longer resides in our market area, also serve as members of the Board of Directors of MainStreet Bank (the “Bank”). Abdul Hersiburane, President of the Bank, is an additional member of the Bank’s Board of Directors.

Board Supervision

The Board of Directors has adopted a Board Supervision Policy which outlines the Board’s responsibilities and duties to protect the interests of the Company’s shareholders and the Bank’s customers. The Policy addresses matters relating to the Board’s oversight, including assessment of growth and planning strategies on an ongoing basis; assessment of the Company’s performance and financial condition; assessment of management’s performance; assessment of the Board’s processes and procedures to better manage its own performance; and determination of director compensation. Board members acknowledge their duty of being diligent and loyal in the performance of their responsibilities.

Board Independence

The Board of Directors has reviewed the relationships that each director has with other parties. Only those directors who do not have any of the categorical relationships that preclude them from being independent within the meaning of applicable Nasdaq listing standards and who the Board of Directors affirmatively determines have no relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director are “independent directors.” The Board of Directors has reviewed several factors, including applicable Nasdaq listing standards, to evaluate the independence of each of its members, both as directors and as members of specific Board committees. These factors include its members’ current and former relationships with us and competitors, suppliers, and clients; their relationships with management and other directors; the relationships their current and former employers have with us; and the relationships between us and other companies of which our Board members are directors or executive officers. After evaluating these factors, the Board of Directors has determined that all current directors, other than Messrs. Dick, Brockett and Chmelik, are independent directors of the Company within the meaning of applicable Nasdaq listing standards. The Board believes that all members of the Compensation, Nominating, and Audit and Risk Committees are independent under applicable committee independence standards. Independent Board members met in executive sessions without management present 6 times during the year ended December 31, 2022.

Codes of Ethics

The Company has adopted a Code of Ethics and Business Conduct that applies to all the Company’s and the Bank’s directors, officers, and other employees. The Company has also adopted a Code of Ethics for Senior Financial Officers. The Codes of Ethics are available on the “Investor Relations” page of our website, ir.mstreetbank.com/govdocs. Amendments to and waivers from the Code of Ethics for Senior Financial Officers will also be disclosed on our website.

The Code of Ethics and Business Conduct is applicable to all employees. It is the Company’s policy that all employees conduct their business affairs in such a manner and with such ethics and integrity that no conflict of interest, either real or implied, can be construed. Each employee is responsible to uphold and comply with this Code. Potential conflicts of interest identified in the Code include self-dealing, outside employment and other activities, corporate opportunities, management interlocks, improper gifts/payments to employees, relationships with suppliers, confidentiality of customers’ and corporate information, insider trading, and relationships with government officials.

It is expected that all directors, officers, and employees act in accordance with the highest standards of personal and professional conduct in all aspects of their employment and association with the Company and the Bank, to comply with all applicable laws, rules, and regulations and to adhere to all policies and procedures adopted by the Company and the Bank.

Board Leadership and Oversight

The Board of Directors combines the position of Chairman of the Board with the position of Chief Executive Officer, coupled with a Lead Independent Director position to further strengthen the Company’s corporate governance structure. Terry Saeger serves as Vice Chairman of the Board and Lead Independent Director. The Board of Directors believes this provides an efficient and effective leadership model for the Company.

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Combining the Chairman of the Board and Chief Executive Officer positions promotes clear accountability, effective decision-making, and alignment on corporate strategy. Our Chief Executive Officer, who is a co-founder of the Bank, has always been the CEO and has served as Chairman since 2009. He has extensive knowledge of all aspects of our current business and operations and our prospects which he communicates to the Board. He is particularly focused on the development and execution of our current strategic plans and investments for future growth.

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The Vice Chairman and Lead Independent Director provides a means for our independent Directors to meet and discuss all issues and concerns that arise on an ongoing basis. The Lead Independent Director can independently engage external resources as needed to follow-up on issues and concerns. The Lead Independent Director also acts as a Liaison to the Chairman to follow-up and share concerns raised by the independent Directors.

The Board of Directors also believes administration of its risk oversight function is enhanced by the Board’s leadership structure. To assure effective independent oversight, the Board has adopted good governance practices, including:

1.	The Lead Independent Director can call for executive sessions of the independent directors as needed,

2.

The Compensation Committee conducts performance evaluations of the Chairman of the Board and Chief Executive Officer, and works with management to evaluate risks posed by our compensation programs and limit unnecessary or excessive risks these programs may pose to the Company, and

3.	The Nominating Committee is responsible for the selection and nomination of Directors and is made up exclusively of independent Directors.

Risk Management

The Board of Directors is actively involved in oversight of risks that could affect the Company. This oversight is conducted in part through the Audit and Risk Committee of the Board of Directors, but the full Board of Directors has retained responsibility for general oversight of risks. The Chief Risk Officer and Chief Compliance Officer have reporting lines to the Audit and Risk Committee and are free to contact independent Directors whenever they feel the need to do so.

The Board of Directors satisfies this responsibility through full reports by the Audit and Risk Committee regarding its considerations and actions, regular reports directly from officers responsible for oversight of risks within the Company as well as through internal and external audits. The Audit and Risk Committee conducts an annual assessment of its performance and capabilities.

Risks relating to the direct operations of the Bank are further overseen by the Board of Directors of the Bank. The Board of Directors of the Bank also has additional committees that conduct risk oversight separate from the Company. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, rules, regulations, and risks acceptable to the organization.

Risk is inherent with every business, particularly financial institutions. We face several risks, including credit risk, interest rate risk, liquidity risk, operational risk, legal risk, strategic risk and reputation risk. Management is responsible for the day-to-day management of the risks the Company faces, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Senior management meets regularly to discuss strategy and risks facing the Company. Senior management attends the Board meetings and is available to address any questions or concerns raised by the Board on risk management and any other matters. The independent members of the Board provide independent oversight of the Company’s management and affairs.

Policy Against Pledging Company Stock

The Board of Directors believes that ownership of the Company’s capital stock by executive officers and directors promotes alignment of interest with shareholders. The Board recognizes that pledging by executive officers and directors of the Company’s capital stock as collateral for indebtedness creates the risk of an unplanned sale that may occur at a time when the director or executive officer is aware of material nonpublic information or is otherwise not permitted to trade in the Company’s capital stock.

This policy applies to transactions in Company capital stock by members of the Board and officers who are subject to the reporting requirement of Section 16 of the Securities Exchange Act of 1934, as amended.

Executive officers and directors shall not, directly, or indirectly, pledge, hypothecate, or otherwise encumber shares of Company capital stock as collateral for indebtedness. This prohibition includes, but is not limited to, holding such shares in a margin account or any other account that could cause the capital stock to be subject to a margin call or otherwise be available as collateral for a margin loan.

Delinquent Section 16(a) Reports

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires each of our directors and executive officers, and each beneficial owner of more than 10% of our common stock, to file with the SEC an initial report of the person’s beneficial ownership of our equity securities and subsequent reports regarding changes in ownership. These directors, officers, and greater than 10% shareholders are required to furnish us with copies of all Section 16(a) forms and certain other forms that they file. Based on reports and representations of our directors, executive officers and greater than 10% shareholders, we believe that, except as described below, each person subject to Section 16(a) filing requirements with respect to the Company satisfied all requirements during 2022.

In 2023 while confirming Section 16(a) beneficial ownership as of December 31, 2022, it was determined that Terry M. Saeger, a director of the Company, had inadvertently failed to report on Form 4 three open market purchases of shares through a personal dividend reinvestment account with a brokerage firm. Upon recognition of the reporting error, Mr. Saeger reported his three purchases of shares on Form 5 that was timely filed.

Abdulhamid Hersiburane, an executive officer of the Company, inadvertently failed to report on Form 4 a January

2023 award of common stock under the Company’s 2019 Equity Incentive Plan. Upon recognition of the reporting error, Mr. Hersiburane reported the stock award on Form 4 that was filed on February 1, 2023.

Director Stock Ownership Guidelines

The Board of Directors believes that it is appropriate and in the best interests of the Company and its shareholders for Board members to make and maintain a significant investment in the Company, so that their financial interests are aligned with the long-term interests of our shareholders. To foster director stock ownership, in February 2022 the Board adopted Director Stock Ownership Guidelines (the “Guidelines”).

Board members will be expected to maintain an investment in the Company’s common stock equal to a minimum of

$100,000 of fair market value within three years of being first elected or appointed as a director (or within three years following Board adoption of the Guidelines, if later). The dollar amount of stock ownership may be adjusted from time to time by action of the Board. Directors must maintain free and clear ownership of all shares required to meet the applicable Guidelines. All shares deemed beneficially owned under SEC Rule 13d-3 are counted towards satisfaction of the Guidelines.

Once achieved, ownership of the Guidelines amount must be maintained for as long as the individual remains a director. Any subsequent reduction in market value will not necessitate a further investment to comply.

Until a director meets the minimum stock ownership amount, 100% of all cash compensation payable to the director for service to the Company or the Bank will be paid in the form of common stock valued as of the date of payment as permitted in accordance with the Company’s equity incentive plans. Until such a time, a director also is required to retain an amount equal to not less than 100% of the net shares received because of the exercise of Company stock options or the vesting of restricted stock awards. “Net shares” are those shares that remain after shares are sold or netted to pay the exercise price of stock options (if applicable).

The Guidelines are administered and interpreted by the Nominating Committee of the Board of Directors. The Guidelines may be waived for individual directors, at the Committee’s discretion, if compliance would create hardship or prevent a director from complying with a court order.

Director Attendance

The Board of Directors conducts its business through meetings of the board and through activities of its committees. During the year ended December 31, 2022, the Board of Directors met a total of 11 times, including regularly scheduled meetings and special meetings. No director attended fewer than 75% of the total meetings of the Board of Directors and meetings of the committees on which he or she served during the year ended December 31, 2022. The Board encourages, but does not require, directors to attend annual meetings of shareholders. All directors attended the virtual-only 2022 Annual Meeting of Shareholders.

Committees of the Board of Directors

We conduct business through meetings of our Board of Directors and its committees. The Board of Directors of the Company has established standing committees, including a Nominating Committee, a Compensation Committee and an Audit and Risk Committee. Each of these committees operates under a written charter, which governs its composition, responsibilities, and operations. The table below sets forth the directors serving on each of the listed standing committees.

Nominating	Compensation	Audit and Risk
Elizabeth S. Bennett*	Terry M. Saeger*	Patsy I. Rust *
Rafael DeLeon	Elizabeth S. Bennett	Elizabeth S. Bennett
Russell Echlov	Russell Echlov	Russell Echlov
Darrell Green	Paul Thomas Haddock	Paul Thomas Haddock
Paul Thomas Haddock	Patsy I. Rust	Terry M. Saeger
Patsy I. Rust
Terry M. Saeger

•	Denotes committee chair.

Nominating Committee. The Nominating Committee met once during the fiscal year ended December 31, 2022. The Board of Directors has adopted a written Charter for the Nominating Committee that is available on the “Investor Relations” page of our website, ir.mstreetbank.com/govdocs. The Company does not pay fees to any third party to identify or evaluate or assist in identifying or evaluating potential nominees. The process for identifying and evaluating potential Board nominees includes soliciting recommendations from directors and officers of the Company. Additionally, the Nominating Committee will consider persons recommended by shareholders of the Company in selecting the Board’s nominees for election. There is no difference in the way persons recommended by directors or officers versus persons recommended by shareholders in selecting Board nominees are evaluated.

Only persons who are nominated in accordance with the procedures set forth in our Bylaws will be eligible for election as directors. Nominations of persons for election to the Board of Directors of the Company may be made at a meeting of shareholders at which directors are to be elected only by or at the direction of the Board of Directors or by any shareholder of the Company entitled to vote for the election of directors at the meeting who complies with the notice procedures set forth in the Bylaws. Such nominations, other than those made by or at the direction of the Board of Directors, shall be made by timely notice in writing to the Company’s Corporate Secretary. For additional information, see “Shareholder Proposals.”

These requirements apply to all shareholder proposals and nominations, without regard to whether the proposals or nominations are required to be included in the Company’s proxy statement or form of proxy.

To be timely under the Bylaws, notice of a shareholder’s nomination or other business for the Annual Meeting must have been delivered to the Secretary of the Company at its principal executive offices not later than the close of business on the 120th calendar day prior to the first anniversary of May 18, 2022, the preceding year’s annual meeting date, or not later than January 18, 2023.

Compensation Committee. The Compensation Committee oversees the Company’s executive compensation and benefit policies and practices. The Committee met three times during the 2022 fiscal year. The Board of Directors has adopted a written Charter for the Compensation Committee that is available on the “Investor Relations” page of our website, ir.mstreetbank.com/govdocs.

The Compensation Committee is responsible for establishing the compensation philosophy, developing compensation guidelines, establishing (or recommending to the entire Board of Directors) the compensation of executive officers. No executive officer participates with respect to decisions on his or her compensation. The Compensation Committee may retain, at its discretion, compensation consultants to assist it in making compensation related decisions.

The Compensation Committee’s goal is to determine appropriate compensation levels that will enable the Company to, among other things: attract, retain and motivate an experienced, competent executive management team; reward the executive management team for the enhancement of shareholder value based on our annual performance and the market price of our stock; provide compensation rewards that are adequately balanced between short-term and long-term performance goals; and maintain compensation levels that are competitive with other financial institutions, particularly those comparable in asset size and market area.

The Compensation Committee considers several factors in its decisions regarding executive compensation, including, but not limited to, the level of responsibility and performance of the individual executive officers and the overall performance of the Company. The Compensation Committee also considers the recommendations of senior management with respect to the compensation of executive officers and on matters of compensation philosophy, plan design and general guidelines for employee compensation. However, the Chairman and Chief Executive Officer does not vote on and is not present for any discussion of his own compensation.

Audit and Risk Committee. The Audit and Risk Committee has oversight responsibility for the quality and integrity of our financial statements. The Audit and Risk Committee meets privately with the independent registered public accounting firm, has authority to retain and dismiss the independent registered public accounting firm and reviews their performance and independence from management. The independent registered public accounting firm has unrestricted access and reports directly to the Audit and Risk Committee. The Audit and Risk Committee met four times during 2022.

The primary functions of the Audit and Risk Committee are to oversee: (i) the audit of the financial statements of the Company provided to the SEC, the shareholders, and the general public; (ii) the Company’s internal financial and accounting processes; and (iii) the internal audit process. Additionally, the Audit and Risk Committee has responsibilities with respect to: (i) complaints relating to accounting, internal accounting controls or auditing matters; (ii) authority to engage advisors; and (iii) funding as determined by the Audit and Risk Committee. The Audit and Risk Committee also monitors our compliance with legal and regulatory requirements.

The Audit and Risk Committee has adopted a policy concerning approval of audit and non-audit services to be provided to us by our independent registered public accounting firm. The policy requires that all services to be provided by the independent registered public accounting firm, including audit services, and permitted audit-related and non-audit services, must be pre-approved by the Audit and Risk Committee. The Audit and Risk Committee pre-approved all audit and non-audit services provided by Yount, Hyde & Barbour, P.C. during 2022. The Audit and Risk Committee will also pre-approve 2023 services to be provided by Yount, Hyde & Barbour, P.C.

The Board of Directors has adopted a written Charter for the Audit and Risk Committee that is available on the “Investor Relations” page of our website, ir.mstreetbank.com/govdocs.

The Audit and Risk Committee is authorized to conduct an appropriate review of all related party transactions for potential conflict of interest situations to determine that the related party transaction is consistent with the best interests of the Company and our shareholders. The term “related party transaction” generally means a transaction, arrangement, or relationship (or any series of the same) in which we or our subsidiaries are or will be a participant and the amount involved exceeds $120,000, and in which the related party has or will have a direct or indirect interest. A related party generally means a director, nominee or executive officer of the Company, a person known to be the beneficial owner of more than 5% of our common stock, and any “immediate family member” of the foregoing persons (as defined by the SEC).

Audit Committee Financial Expert. The Board of Directors has determined that Elizabeth S. Bennett is an “audit committee financial expert” as that term is defined in Item 407(d)(5) of Regulation S-K of the SEC. Ms. Bennett is considered an independent director, under the rules of The Nasdaq Stock Market, including the specific independence requirements for audit committee members.

Shareholder Outreach and Communications

Shareholder outreach is an integral part of the Company’s investor relations philosophy, as shareholders provide us insight on a variety of topics. The Company’s management meets with investors throughout the year in various investor relations venues. In addition to discussing industry matters and the Company’s performance, investors provide feedback regarding the Company’s strategic direction.

Shareholders may communicate with the Board of Directors by writing the Company’s Corporate Secretary, Thomas J. Chmelik, at the following address: 10089 Fairfax Boulevard, Fairfax, Virginia 22030. Our general policy is to forward, and not to intentionally screen, any mail received at our corporate office.

Proposal One – Election of Directors

The Board of Directors currently consists of 10 directors. Under the Company’s Articles of Incorporation and Bylaws, the Board of Directors is divided into three groups (Group I, Group II and Group III) as nearly equal in number as possible. Except for director elections outside of the Annual Meeting, directors in only one group are elected each year, each for a three-year term. This year, three individuals have been nominated for election as directors of the Company for terms expiring at the 2026 Annual Meeting of Shareholders.

The Board of Directors is not aware of any immediate family relationship among any director, executive officer or person nominated to become a director; nor is the Board of Directors aware of any involvement of any director, executive officer or director nominee in any legal proceedings that would be material to an evaluation of the ability or integrity of any director, executive officer, or director nominee.

Each director nominee has consented to being named in this Proxy Statement and has agreed to serve if elected. If a nominee is unable to stand for election, the Board of Directors may either reduce the number of directors to be elected or select a substitute nominee. If a substitute nominee is selected, the proxy holders will vote your shares for the substitute nominee, unless you have withheld authority. At this time, we are not aware of any reason why a nominee might be unable to serve if elected.

The discussion below sets forth information regarding each director of the Company and each nominee for director, including his or her age, position on the Board and term of office. The Nominating Committee of the Board of Directors recommends nominees to the Board of Directors for election as directors. The three nominees currently serve as Company directors. Except for Mr. Brockett, who was elected a director of the Company in January 2018, Mr. Echlov, who was elected a director of the Company in December 2018, and Mr. DeLeon, who was elected a director of the Company in July 2021, all directors have served as directors of the Company since it was formed as the Bank’s holding company in July 2016.

The Board of Directors recommends a vote “FOR” the nominees set forth below.

Nominees for Election

Jeff W. Dick, 62, has served as a director of the Bank since 2003. Mr. Dick joined the Bank in 2003 and has served as the Chief Executive Officer of the Bank since its inception. Mr. Dick also served as President of the Company and the Bank until January 2017 when Mr. Brockett joined the organization. From 1999 until January 2003, he served in various positions at Millennium Bank, N.A., including Executive Vice President and as a member of the board of directors. Prior to this, Mr. Dick was an advisor to the Bank of England and Financial Services Authority from 1996 to 1999. Mr. Dick began his banking career with the Office of the Comptroller of the Currency in 1983 as a Field Examiner, and he became a Field Manager in Washington, D.C. in 1993. Mr. Dick served on the boards of ICBA Services and ICBA Bancard. He is a Past Chairman of the Virginia Association of Community Banks. Mr. Dick was a member of the Federal Reserve Bank of Richmond Payments Advisory Council, The Clearing House Real Time Payments Advisory Committee, and the Federal Delegates Board of the Independent Community Bankers of America. He has a Diploma from the Imperial College London in Management and a B.S.B.A. in both accounting and management from the University of North Dakota. Mr. Dick earned his Executive M.B.A. (with distinction) from the University of London Imperial College of Science, Technology and Medicine.

Summary of director qualifications for Mr. Dick – Mr. Dick is a co-founder and organizer of the Bank. Mr. Dick has served as Chief Executive Officer of the Bank and the Company since their inception. He became the Chairman of the Board and Chair of the Executive Committee of the Bank in 2009 and also serves as Chairman of the Board of the Company. In his role as an Advisor to the Bank of England, he assisted in their efforts to modernize their risk-based approach to banking supervision. Mr. Dick gained valuable banking knowledge through his service as a director, Chief Lending Officer, and Executive Vice President of another community bank. We believe that Mr. Dick’s careers in domestic and international risk-based banking supervision and in community banking, along with his education, have directly benefited his roles as Chairman of the Board and Chief Executive Officer. In addition, Mr. Dick’s business background in the local community, as well as his involvement in civic organizations, has provided him with a strong depth of business contacts which continues to prove to be beneficial for the Bank.

Paul Thomas Haddock, 83, has served as a director of the Bank since 2003. Mr. Haddock is currently the President of Azure, Inc., a privately held company which he formed in 1984 to assist up-and-coming entrepreneurs and small businesses in developing and implementing effective business models. From 1981 to 1999, he created and managed Vacation Places, a commercial real estate and vacation property management company. Prior to 1981, he was involved in high-tech engineering pursuits at Westinghouse Electric Corporation in Baltimore, Maryland, and Scope Inc., in Reston, Virginia. He was employed as an engineer by Westinghouse from 1958 to 1965 working on radar systems and satellites, and he was employed in various engineering and managerial positions at Scope Inc. from 1965 to 1981. Since 1983, Mr. Haddock has served on the boards of directors for seven property associations located in Maryland, Florida and Virginia. He is currently President of the Stuart Professional Village in Herndon, Virginia, Vice President of the Grant Business Center in Herndon, Virginia, and Director at Dulles Crossroads Condominium Association in Herndon, Virginia. He received his B.S. in Electrical Engineering at Johns Hopkins University in 1963. He subsequently received his B.S. in Industrial Engineering in 1964 and a master’s in liberal arts degree in 1967 also from Johns Hopkins University.

Summary of director qualifications for Mr. Haddock – Mr. Haddock is a founding director of the Bank. Mr. Haddock also serves as Chair of the Loan Committee. Throughout his career, he has invested in land, commercial and residential real estate in the Washington, D.C. metropolitan area. His ownership of real estate has involved considerable risk analysis and the establishment of a measured risk tolerance. Mr. Haddock has counseled countless entrepreneurs and small business owners over the years to solve problems in many different types of industries. Additionally, he became a trained professional mediator in 1991, and was actively involved in resolving business disputes of all kinds until 2008. We believe that Mr. Haddock’s significant depth of knowledge of the real estate industry has proven to be very beneficial to the Board. In addition, his accumulated knowledge of purchasing, financing, developing, managing, and maintaining real properties has proven invaluable to the Loan Committee. Mr. Haddock’s work with small business development and dispute resolution has provided him with an ability to solve problems and search for resolution. Mr. Haddock dedicates significant time and energy to the Board and continues to drive business opportunities to the lending and deposit-gathering staff.

Terry M. Saeger, 61, has served as a director of the Bank since 2011. Mr. Saeger has served as President of The Saeger Group, LLC, a business strategy and consultancy, since 2005. He previously served as Chief Executive Officer for Conservation Solutions, Inc., a conservator of art, architecture and artifacts, from 2016 to 2017. Throughout his career, Mr. Saeger has been a Senior Vice President of Sales, Marketing, Product Management and Business Development at Volt Delta Resources, LLC, a division of NewNet Communications. Mr. Saeger also served in various positions at Convergys Corporation, including Vice President for Client Business Development, Sales, Sales and Marketing, and National Accounts, and at West Tele Services Corporation, AT&T and Coors Porcelain Company. Mr. Saeger has a B.S. in Industrial Engineering and Management from North Dakota State University and did post-graduate studies in Computer Integrated Manufacturing at Brigham Young University.

Summary of director qualifications for Mr. Saeger – Mr. Saeger joined the Board of the Bank in 2011 and currently serves as the Vice Chair and Lead Independent Director. He also serves as the Chair of the Information Technology Committee of the Bank and the Compensation Committee of the Bank and the Compensation Committee of the Company. Mr. Saeger is a member of the National Association of Corporate Directors (NACD) with a Certificate in Cyber-Risk Oversight for Directors from NACD/Ridge Global/Carnegie Mellon University’s CERT Software Engineering Institute. Mr. Saeger has over 25 years of experience in technology, intellectual property, sales and management and is focused on building relationships to drive revenues, reduce costs and improve processes to deliver value. He emphasizes integrity and open communication and brings to the Board a wealth of experience in organizational structure, planning and forecasting. As our Lead Independent Director, Mr. Saeger’s responsibilities include working with the Chairman to set agendas for Board meetings and chairing meetings of the Board’s independent directors.

Incumbent Directors Serving for Terms Expiring in 2024

Charles C. Brockett, 59, has served as a director of the Company since January 2017, when he also became President of the Company and the Bank. In July 2020, Mr. Brockett retired as President and a director of the Bank. Effective March 31, 2022, Mr. Brockett retired as President of the Company. Mr. Brockett’s employment agreement with the Company terminated on December 31, 2021. Mr. Brockett continues to serve as a member of the Board of Directors.

Prior to joining the Company, Mr. Brockett was Executive Vice President, Director of Operations at Eagle Bank. Mr. Brockett held this position beginning in November 2014 (following Eagle Bancorp’s completion of its acquisition of Virginia Heritage Bank) until May 2016. In this role, Mr. Brockett had direct oversight responsibility for all of the retail banking operations, deposit and loan operations, information technology, residential lending operations, marketing, customer service, and facilities. His tenure at Virginia Heritage Bank began in 2005 where he was one of the initial founders and worked throughout the entire initial capital raise, regulatory application, and ultimate opening. He served on the board of directors throughout the bank’s existence as well as Chief Financial Officer, and in 2010 assumed the role of Chief Operating Officer. At the time of its acquisition by Eagle Bancorp, Virginia Heritage Bank had grown to approximately $950 million in total assets with five branches.

From 1998 until 2005, Mr. Brockett was Managing Partner of Enterprise Financial Consulting, a Northern Virginia-based financial consulting firm which he founded in 1998. The firm specialized in the areas of accounting, finance and corporate governance such as compliance with the Sarbanes-Oxley Act of 2002. His clients included financial institutions, and technology and other middle market companies.

Summary of director qualifications for Mr. Brockett — Mr. Brockett has spent most of his career in banking, having started in 1980 with First Commercial Bank in Arlington, Virginia. He has held positions of increasing responsibility, including residential, consumer and commercial lending, credit management, compliance, enterprise risk management and accounting. In addition to banking, Mr. Brockett spent several years in public accounting/consulting specializing in areas such as internal controls over financial reporting. Mr. Brockett is a licensed Certified Public Accountant in the Commonwealth of Virginia. We believe that Mr. Brockett’s banking career and his knowledge of our banking market, along with his accounting expertise and his business relationships, directly benefit his role as director of the Company and prove to be beneficial for the Company and the Bank.

Thomas J. Chmelik, 60, has served as a director of the Bank since 2003. Mr. Chmelik is the Senior Executive Vice President and Chief Financial Officer of the Company and the Bank and joined the Bank in April 2003. He also serves as Secretary of the Company and the Bank. From 1998 to 2002, he was the Chief Financial Officer and a director for Millennium Bancshares Corporation and Millennium Bank, N.A. Prior to that, he served as the Chief Financial Officer as part of a World Bank initiative during the restructuring of The National Bank of Commerce, the largest commercial bank in Tanzania, Africa from 1995 to 1998. Mr. Chmelik was the Chief Financial Officer for Colombo Bank in Bethesda, Maryland from 1993 to 1995, and he was the Chief Financial Officer for Franklin National Bank of Washington, D.C. from 1989 to 1993. Mr. Chmelik has a B.A. in accounting from Belmont Abbey College.

Summary of director qualifications for Mr. Chmelik - Mr. Chmelik is a co-founder and organizer of the Bank and currently serves as Senior Executive Vice President, Chief Financial Officer and Secretary of the Company and the Bank. Mr. Chmelik has a long and established career working as a Chief Financial Officer in four Washington, D.C. metropolitan area community banks, as well as in Tanzania, Africa. Mr. Chmelik served on the Board of Directors and worked as part of the executive management team for another community bank. Mr. Chmelik consistently drives loan and deposit opportunities to the Bank. We believe Mr. Chmelik’s extensive work as a Chief Financial Officer, combined with his executive management and prior bank board experience, make him a strong contributor to the Board. In addition, Mr. Chmelik understands corporate governance.

Patsy I. Rust, 81, has served as a director of the Bank since 2008. She was a Senior Vice President with the Bank from its inception until her retirement in September 2008. Prior to joining the Bank, Ms. Rust was involved in business development and management at Millennium Bank, N.A., BB&T, F&M Bank and Bank of the Potomac. Ms. Rust was also a founder and organizer for Bank of the Potomac, where she was responsible for personnel, facilities, marketing, operations, and branch management. Ms. Rust has completed continuing education through the American Institute of Banking, the Virginia Bankers Association, and the University of Virginia. Ms. Rust has been involved over the past 41 years in numerous civic and charitable organizations in Herndon, Virginia. She was the chairman of the first Herndon Centennial Celebration, Chairman of the Dranesville District Republican Party, received the Woman of the Year award from the Business and Professional Woman’s Club, organized and chaired Sister Cities International of Herndon and has held offices of President and Treasurer in other organizations.

Summary of director qualifications for Ms. Rust – Ms. Rust is a founding shareholder and organizer of the Bank. She joined the Board of the Bank in 2008 and currently serves as Chair of the Audit Committee. Prior to retiring from a 30-year banking career in the Northern Virginia market, Ms. Rust was a major contributing organizer of two de novo community banks and opened and managed two bank branches. Ms. Rust completed ongoing educational banking courses throughout her career. Ms. Rust was also the owner of a retail business prior to her banking career. Ms. Rust has been a civic leader in the community and has been active in local charities. We believe Ms. Rust brings a very strong knowledge of branch banking and administration to the Board, which is very important as the Bank continues to grow. Additionally, Ms. Rust brings a very strong banking product and service knowledge, which aids the Bank in shaping its strategic direction. Ms. Rust continues to bring business opportunities to the Bank and is very active in networking with the Company’s employees.

Incumbent Directors Serving for Terms Expiring in 2025

Elizabeth S. Bennett, 68, has served as a director of the Bank since 2012, and serves as the Company’s audit committee financial expert. Ms. Bennett retired in April 2022. From 2008 until April 2022, she was a partner and chief financial officer with National Realty Partners LLC, a full service commercial real estate and community association management company located in Herndon, Virginia. She started her career an auditor with Arthur Andersen LLP, eventually moving to the financial consulting arm of the company. After that, she went to Coopers & Lybrand on a project to re-design a client’s financial accounting system. She was one of the first women accepted at The College of the Holy Cross in Worcester, Massachusetts, receiving degrees in economics and accounting.

Ms. Bennett has served her industry as a volunteer throughout her career. She served as one of two volunteer founders for the Herndon Community Association Coalition (“HCAC”). In addition to her work with the HCAC, Ms. Bennett was involved with the Community Associations Institute. She was a frequent speaker on the Fairfax County Cable TV program, “Your Community, Your Call”, writes for various industry publications and teaches programs to community leaders and professionals in the industry.

Summary of director qualifications for Ms. Bennett – Ms. Bennett was an organizing shareholder of the Bank and joined the Board of the Bank in 2012. Ms. Bennett has been a supporter of the Bank since it opened its doors in 2004. Ms. Bennett’s past employment in finance and accounting, along with her degree in economics and accounting, provide an experience, background, and financial sophistication to serve as our audit committee financial expert. Ms. Bennett has provided financial management services to commercial and residential associations in the Commonwealth of Virginia and the District of Columbia for the past 31 years. We believe that the Board benefits from Ms. Bennett’s strong background in accounting and financial management, her exceptional leadership skills as well as her experience as a co-chair for the Washington D.C. chapter’s education committee. Ms. Bennett continues to drive business opportunities to the Bank with her active involvement in the community and reputation for management and professionalism.

Rafael E. DeLeon, 59, has served as a director of the Company and the Bank since July 2021. Mr. DeLeon serves as Senior Vice President of Industry Engagement for Ncontracts LLC, a provider of integrated risk management and lending compliance solutions for the financial services industry since June 2021. Mr. DeLeon oversees that company’s regulatory outreach efforts and advises customers regarding regulatory compliance matters. Mr. DeLeon served for over three decades with the Office of the Comptroller of the Currency (the “OCC”). He joined the OCC in 1989 as an assistant national bank examiner and was commissioned as a national bank examiner in 1995. Mr. DeLeon retired from the OCC in April 2021, most recently serving as Director for Banking Relations, a role in which he directed the agency’s outreach to commercial banks and was its representative to industry trade associations. Among his responsibilities, he led and instructed OCC workshops for community bank directors and represented the agency to the financial services industry at events around the country.

Summary of director qualifications for Mr. DeLeon – Mr. DeLeon brings his extensive experience at the OCC in finance, regulatory compliance, and risk management to our Board. His responsibilities with the OCC, as well as his current position, provide him with insight regarding new and changing regulatory perspectives which will be beneficial to our Board.

Russell Echlov, 48, has served as a director of the Company and the Bank since December 2018. Since October 2020, Mr. Echlov has served as a Partner/Founder of Ledyard Capital, an asset management business focused on the financial services industry. Mr. Echlov was previously a Senior Portfolio Manager of RMB Capital Management LLC for Mendon Capital Strategy (Community Banking Strategy) from 2014 to October 2020. Mr. Echlov started his career as an associate at Mendon Capital Advisors Corp in 1997 and worked closely with founder Anton Schutz. In 2001, Mr. Echlov left to gain experience with various investment strategies and worked with firms such as Keefe, Bruyette & Woods, FrontPoint Stadia, Columbia Financial Partners and Spring Hill Capital Partners, LLC. In 2017, Mr. Echlov returned to Mendon Capital Advisors who teamed up with RMB Capital to manage a financial services-focused US equity strategy. Mr. Echlov earned his bachelor’s degree in Modified Economics and Geography from Dartmouth College. Mr. Echlov serves as a director of InsCorp, Inc. and its subsidiary, INSBANK, a community bank in Tennessee. Mr. Echlov served as a director of Independence Bancshares, Inc. from 2015 until 2018.

Summary of director qualifications for Mr. Echlov – Mr. Echlov brings vast financial services industry knowledge. Mr. Echlov’s extensive background in analyzing investment opportunities and following performance across the financial industry for over 25 years has provided him with a strong depth of industry knowledge. He has experience in financial statements, credit, alco, and operational risk, corporate governance, and technology.

Darrell Green, 63, has served as a director of the Bank since 2013. Since 2016, Mr. Green has served as an Associate Director, Special Assistant to the Athletic Director at George Mason University. In this position he is engaged in multiple roles, including identifying potential development partners, assisting in external media, and marketing for the Athletic Department, and providing student athletic development through a custom program to establish workforce relationships.

In 2003, Mr. Green established Darrell Green Enterprises, Inc., a marketing company that facilitates opportunities for Mr. Green and other athletes. After 20 years with the Washington Redskins, which included seven Pro-Bowl appearances, four NFL Fastest Man Competition titles and three Super Bowls, he became a first ballot inductee into the Pro Football Hall of Fame, Class of 2008, and was officially inducted on August 2, 2008.

Mr. Green has received many awards for his accomplishments both on and off the field. He is the founder of the Darrell Green Youth Life Foundation (“DGYLF”), which opens and operates the Darrell Green Youth Life Learning Centers throughout the Washington, D.C. community. The Darrell Green Business Council for Youth was established to bring together business leaders and utilize their expertise in support of DGYLF programs. He has served as a board member for the Baltimore-Washington 2012 Olympic Bid, NFL/NFLPA September 11th Relief Fund, and the Loudoun Education Foundation. Mr. Green completed his Bachelor of Science degree in general studies and social science at St. Paul’s College in Lawrenceville, Virginia. In 1999, Marymount University recognized Mr. Green for his humanitarian endeavors and conferred upon him an honorary Doctorate of Humane Letters degree. In 2002, George Washington University and St. Paul’s College awarded Mr. Green his second and third honorary Doctorate of Humane Letters degrees. He has received several awards, including the NFL’s most prestigious Man of the Year award in 1996.

Summary of director qualifications for Mr. Green – Mr. Green was an organizing director and organizing shareholder of the Bank. Mr. Green left the Board shortly after the Bank opened in 2004 for personal reasons and re-joined the Board in April 2013. Mr. Green has been an avid and vocal supporter of the Bank since it opened its doors in 2004. Mr. Green is an established business and community leader – having been involved with successful businesses as well as humanitarian endeavors. We believe that the Board benefits from Mr. Green’s exceptional ethics and community leadership skills and his strong business and marketing skills.

Executive Officer Who Is Not a Company Director

Abdul Hersiburane, 60 In July 2020, the Board of Directors of the Bank appointed Abdul Hersiburane to serve as President and a director of the Bank. Mr. Hersiburane was elected as a Bank director to fill the vacancy resulting from Mr., Brockett’s resignation. In 1984, Mr. Hersiburane began his banking career in Somalia. He moved to the United States in 1995. Mr. Hersiburane worked as a Senior Financial Specialist and Financial Advisor with First Union Bank/Wachovia Bank from 1996 to 2006. He joined the Bank in 2007 as a Business Banker and became head of Business Banking in 2015.

Security Ownership of Certain Beneficial Owners and Management

For purposes of the following tables, beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act pursuant to which, in general, a person is deemed to be the beneficial owner of a security if he or she has or shares the power to vote or direct the voting of the security or the power to dispose of or direct the disposition of the security, or if he or she has the right to acquire beneficial ownership of the security within 60 days of the record date. Except as otherwise noted, the nature of beneficial ownership for shares reported in this table is sole voting and investment power.

We have based our calculations of the percentage on 7,524,277 shares of the Company’s common stock outstanding on March 31, 2023.

The following table sets forth information regarding beneficial ownership, as of March 31, 2023, of the Company’s common stock by:

•	Each director and director nominee of the Company,

•	each named executive officer of the Company, and

•	all current directors, director nominees and executive officers of the Company as a group.

Name	Amount and Nature of Beneficial Ownership (1)(2)	Percentage of Common Stock Outstanding
Elizabeth S. Bennett	12,907	*
Charles C. Brockett	116,823	1.55%
Thomas J. Chmelik	145,775	1.94%
Rafael DeLeon	4,787	*
Jeff W. Dick	210,950	2.80%
Russell Echlov	1,446	*
Darrell Green	25,656	*
Paul Thomas Haddock	17,160	*
Patsy I. Rust	22,790	*
Terry M. Saeger	38,237	*
Abdul Herisburane	38,989	*
Directors and executive officers as a group (11 persons)	635,520	8.45%

*	Percentage of ownership is less than 1% of the Company’s outstanding shares of common stock.

(1)

Includes shares held directly, as well as shares held in retirement accounts, in a fiduciary capacity, by certain of the individual’s family members, or by trusts of which the individual is a trustee, with respect to which shares the individual may be deemed to have sole or shared voting and/or investment power. Also includes shares under a power of attorney.

(2)	Includes unvested restricted shares that may be voted by the following persons:

Name	Amount
Elizabeth S. Bennett	—
Charles C. Brockett	—
Thomas J. Chmelik	19,114
Jeff W. Dick	32,347
Russell Echlov	—
Darrell Green	—
Paul Thomas Haddock	—
Patsy I. Rust	—
Terry M. Saeger	—
Abdul Herisburane	12,686

The following table sets forth, as of December 31, 2022, certain information as to those persons who were believed to be beneficial owners of more than 5% of the Company’s outstanding shares of common stock.

Name and Address Of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percentage of Shares of Common Stock Outstanding
The Banc Funds Company, L.L.C.(1) 20 North Wacker Drive, Suite 3300 Chicago, IL 60606	611,372	8.30%
AllianceBerstein LP(2) 1345 Avenue of the Americas New York, NY 10105	405,478	5.50%

(1)

A statement on Schedule 13G/A was filed jointly with the SEC on February 7, 2023, by Banc Fund IX L.P. (“BF IX”), Banc Fund X L.P. (“BF X”), and TBFC Financial Technologies Fund L.P. (collectively, the “Reporting Persons”). The general partner of BF IX is MidBan IX L.P. (“MidBan IX”). The general partner of BF X is MidBan X L.P. (“MidBan X”). The general partner of TBFC Financial Technologies Fund L.P. is MidBan XI L.P. (“MidBan XI”). The general partner of MidBan IX, MidBan X, and MidBan XI is The Banc Funds Company, L.L.C. (“TBFC”). TBFC’s principal shareholder is Charles J. Moore. Mr. Moore is the manager of BF IX, BF X and TBFC Financial Technologies Fund L.P. As manager, Mr. Moore has voting and dispositive power over the securities of the Company held by each of those entities. As the controlling member of TBFC, Mr. Moore will control TBFC, and therefore each of the Partnership entities is directly and indirectly controlled by TBFC. The Reporting Persons held aggregate sole voting and dispositive power with respect to 611,372 shares, as follows: BF IX – 362,521 shares; BF X – 248,851 shares; and TBFC Financial Technologies Fund L.P. – 0 shares.

(2)

Based on information in Schedule 13G filed with the SEC by AllianceBernstein LP (“Alliance”) on February 14, 2023, reporting ownership of these shares as of December 31, 2022. According to the Schedule 13G, Alliance reported that, as of that date, it had sole voting and dispositive power with respect to 405,478 shares of our common stock.

Executive Compensation

The following table sets forth summary information concerning compensation for 2022 and 2021 awarded to, earned by, or paid to Jeff W. Dick, Chairman and Chief Executive Officer, Thomas J. Chmelik, Senior Executive Vice President and Chief Financial Officer and Abdul Hersiburane, Bank President. Messrs. Dick, Chmelik and Hersiburane received perquisites and other personal benefits in addition to other compensation during the periods stated. The aggregate amounts of these perquisites and other personal benefits for each individual, however, did not exceed $10,000 and, therefore, have been omitted.

Summary Compensation Table

Name and Principal Position	Year	Salary(1)	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Jeff W. Dick	2022	$614,042	$337,700	$337,700	$—	$—	$—	$20,639	$1,310,081
Chairman & CEO	2021	$569,907	$101,317	$574,129	$—	$—	$—	$11,600	$1,256,953

Name and Principal Position	Year	Salary(1)	Bonus(1)	Stock Awards(2)	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation(3)	Total
Thomas J. Chmelik	2022	$338,104	$—	$236,670	$—	$—	$—	$16,955	$591,729
Senior EVP, CFO and Secretary	2021	$333,515	$—	$236,673	$—	$—	$—	$11,600	$581,788
Abdul Hersiburane	2022	$329,560	$110,250	$110,250	$—	$—	$—	$15,775	$565,835
Bank President	2021	$311,898	$108,050	$108,050	$—	$—	$—	$11,600	$539,598

(1)

The Company’s executive compensation program consists of both fixed base salaries and discretionary bonuses in the form of cash payments and restricted stock awards under the 2019 Equity Incentive Plan. Allocation of the cash payments and restricted stock awards is determined by the award recipients, provided that the cash payments may not be more than 50 percent of each total award. For additional information see “—2019 Equity Incentive Plan” below.

(2)

Restricted stock awards as follows: Mr. Dick — $337,700 (12,684 shares) for 2022 and $574,129 (23,764 shares) for 2021; Mr. Chmelik — $236,670 (8,900 shares) for 2022 and $236,673 (9,796 shares) for 2021; and Mr. Hersiburane — $110,250 (4,141 shares) for 2022 and $108,050 (4,655 shares) for 2021. Reflects aggregate grant date fair value of stock awards based upon the stock price on the date of the award in accordance with FASB ASC Topic 718. The restricted stock awards vest one-third after one year and one-third annually thereafter during periods of continued service by the award recipients until the awards are fully earned. The awards vest immediately upon a change in control transaction.

(3)	Consists of matching contributions under the 401(k) Plan and dividends received on unvested restricted stock awards.

The table below includes information with respect to all unvested restricted stock awards held by the named executive officers at December 31, 2022.

Outstanding Equity Awards at Fiscal 2022 Year-End

Name	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested	Market Value of Shares or Units of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(2)
Jeff W. Dick	—	—	—	$—	—	—	$—	19,663	$540,536
Thomas J. Chmelik	—	—	—	$—	—	—	$—	10,214	$280,783
Abdul Hersiburane	—	—	—	$—	—	—	$—	8,545	$234,902

(1)	Reflects current ownership of shares of restricted stock granted in 2020, 2021 and 2022, each of which vests in equal increments over a period of three or five years from the date of grant.

(2)

The amounts in this column represent the fair market value of the restricted stock as of December 31, 2022, based on the closing market price of the Company’s common stock on that date, which was $27.49 per share.

CEO Pay Ratio

We are providing the following information about the relationship of the annual total compensation of our employees and the annual total compensation of Jeff W. Dick, our Chairman and Chief Executive Officer.

For fiscal year 2022, the Company’s last completed fiscal year:

•	the median of the annual total compensation of all employees at the Company (other than CEO Jeff W. Dick), was $108,250, and

•	the annual total compensation of Jeff W. Dick, our CEO, was $1,289,442

Based on this information, the ratio for 2022 of the annual total compensation of our CEO to the median of the annual total compensation of all employees is approximately 11.9 to 1. With respect to the annual total compensation of our CEO, the Company used the amount reported in the “Total” column of the 2022 Summary Compensation Table.

The pay ratio reported above is an estimate calculated in a manner consistent with SEC rules based on our internal records and the methodology described above. The SEC rules for identifying the median-compensated employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their employees and compensation practices. Therefore, the pay ratio reported by other companies may not be comparable to the pay ratio reported above, as other companies have different employee populations and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.

Employment Agreements

The Bank has entered into employment agreements with Jeff W. Dick, Thomas J. Chmelik and Abdul Hersiburane to secure their services in the highly competitive financial institution industry. The agreements are intended to balance each executive’s goals relative to the interests of the Company and its shareholders.

Term. Mr. Dick’s agreement provides for his employment as Chief Executive Officer of the Company, Mr. Chmelik’s agreement provides for his employment as Senior Executive Vice President and Chief Financial Officer of the Company, and Mr. Hersiburane’s agreement provides for his employment as President of the Bank. Each agreement is for a term of two years and will automatically renew for successive two-year terms unless sooner terminated or not extended.

Compensation. Under the agreements, Messrs. Dick, Chmelik and Hersiburane are entitled to current base salaries of $614,042, $338,104, and $329,560, respectively, subject to annual reviews and increases based on each individual’s performance during the preceding year and other relevant factors. Messrs. Dick, Chmelik and Hersiburane are eligible to receive either an annual cash bonus in an amount, if any, determined by the Board of Directors in its discretion or an annual performance-based incentive bonus under the Executive Incentive Plan, or any successor plan.

Messrs. Dick, Chmelik and Hersiburane also are entitled to participate in all employee benefit plans and programs available to other executives and in medical (including hospitalization), dental, life and disability plans to the extent offered by the Bank for other senior officers. The Bank is also required to maintain a group term insurance policy on the life of each of Messrs. Dick and Chmelik in an amount equal to two times his base salary under the Virginia Bankers Association group term life insurance program.

Clawback. In each agreement, the executive agrees that any incentive compensation (as determined by the Bank) that the executive receives is subject to repayment, or a “clawback,” to the Bank as required by federal law and on such basis as the Bank determines.

Section 409A. It is the intent of the parties that payments and benefits under the agreements comply with Section 409A of the Internal Revenue Code. The agreements will be construed in a manner consistent with the requirements for avoiding taxes or penalties under that Section.

Company Guaranty. Notwithstanding anything in the agreements to the contrary, the Company has guaranteed to make all payments of funds due and payable to each of Messrs. Dick and Chmelik as set forth in the agreements and to perform all financial obligations of the Bank set forth in the agreements to the extent that the Bank may fail to make such payments or perform such obligations. Any payments made by the Company shall be subject to and conditioned upon compliance with applicable federal law and regulations.

Potential Payments Upon Termination or Change of Control. Under their agreements, if Mr. Dick or Mr. Chmelik is terminated without cause or terminates his employment for good reason whether or not the termination is related to a change of control, then the executive will receive a lump sum payment equal to the greater of: the sum of his then current base salary for one year plus the average of any annual bonus payments during the three-year period ending on the date of termination; the sum of his then current base salary for the balance, if any, of the initial term of the agreement, plus the average of any annual bonus payments made to the executive during the three-year period ending on the date of termination; or 299% of his “annualized includible compensation for the base period” as defined in Internal Revenue Code Section 280G. In addition, all unvested equity awards previously received as compensation that have not been forfeited, exercised, or settled will immediately vest. All other benefits cease upon termination.

Under his agreement, if Mr. Hersiburane is terminated without cause or terminates his employment for good reason and not within one year following a change of control, he will receive a lump sum payment equal to the greater of: the sum of his then current base salary for one year plus the average of any annual bonus payments during the two-year period ending on the date of termination, or the sum of his then current base salary for the balance, if any, of the remaining term of the agreement plus the average of any annual bonus payments made during the two-year period ending on the date of termination. If the Bank terminates Mr. Hersiburane’s employment without cause or Mr. Hersiburane terminates his employment for good reason within one year following a change of control, subject to certain limitations, he will receive an amount equal to 299% of his “annualized includible compensation for the base period” in lieu of any other severance pay. All other benefits cease upon termination.

Under each agreement, upon termination for cause or termination other than for good reason, compensation and benefits will cease, provided that any accrued but unpaid compensation will be paid, including any accrued unpaid annual bonus, if any, which otherwise would have been payable to the executive through the date of termination.

Confidentiality; Covenants Not to Compete and Solicit. Each agreement contains provisions prohibiting Messrs. Dick, Chmelik and Hersiburane from using, disseminating, disclosing, or publishing confidential information about customers, businesses, and services of the Bank. Under the agreements, each of Messrs. Dick, Chmelik and Hersiburane has also agreed that during his employment and for a period of 12 months from and after the date he ceases to be employed by the Bank, he will not be employed by a competitive business within a 35-mile radius of any office operated by the Bank; solicit any depositors or other customers of the Bank to make deposits in or become customers of any other financial institution conducting a competitive business; or knowingly induce any individuals to terminate their employment with the Bank. If Mr. Dick, Mr. Chmelik or Mr. Herisiburane violates the confidentiality, non-compete or non-solicitation provisions of his agreement, then he will not be entitled to receive any additional post-termination compensation payable under his agreement, and none of Messrs. Dick or Chmelik’s outstanding unvested equity awards will be eligible for accelerated vesting. In addition, if the violation occurs within 12 months following the date of termination, the executive will be required to repay any post-termination compensation received by him under the agreement and all vested stock previously received as compensation, and any outstanding equity awards previously received as compensation will be forfeited.

Indemnification Agreements

In November 2022, the Company entered into an Indemnification Agreement between the Company and each of Messrs. Dick, Chmelik and Hersiburane (each, an “Indemnitee”). The Indemnification Agreement generally provides that the Company shall indemnify the Indemnitee to the fullest extent permitted by applicable law, subject to certain exceptions, against expenses, judgments, fines, and other amounts incurred by the Indemnitee in connection with any proceeding in which the Indemnitee is involved by reason of the Indemnitee’s service as an executive officer. The Indemnification Agreement requires the advancement of defense expenses, on terms and conditions set forth therein, subject to repayment of such expenses by the Indemnitee in the event the Indemnitee is ultimately determined to not be entitled to indemnification.

Equity Incentive Plans

The Board of Directors adopted shareholders subsequently approved, the 2016 Equity Incentive Plan (the “2016 Plan”) and the 2019 Equity Incentive Plan (the “2019 Plan”) to provide selected officers, other employees and outside directors of the Company and the Bank with additional incentives to promote growth and performance. No new awards will be made under the 2016 Plan. The 2019 Plan provides us with additional flexibility to continue to attract, retain, incent and reward highly qualified personnel by offering a compensation program that is further linked to the performance of our common stock.

The 2019 Plan provides that directors may elect to receive their annual Board compensation in the form of cash or in the form of common stock based upon the market value of such stock at the time of the award. Compensation under the 2019 Plan for the Company’s officers and other employees provides that bonus recipients may elect to receive their incentive bonus compensation in the form of cash or in the form of common stock based upon the market value of such stock at the time of the award. The actual number of shares necessary for compensation are not known and may vary based upon several factors, including future trading prices for common stock, the actual compensation for directors and the actual bonus awards for officers and employees.

The 2019 Plan also permits grants of stock options to Company directors, officers, and employees. The Company has not granted any stock options under the 2016 Plan, and the Board does not have any current intention to grant any stock options under the 2019 Plan. However, the 2019 Plan provides the Board and the Compensation Committee with this additional flexibility if deemed appropriate in the future, subject to the limitations of the authorized total shares of common stock.

•

Available and Reserved Shares. The 2019 Plan provides for the reservation of up to 650,000 shares of common stock. As of March 31, 2023, 280,607 shares of common stock were available for future awards under the 2019 Plan.

•

Limits on Grants to Outside Directors. Total shares of common stock issuable to outside directors under the 2019 Plan shall not exceed 25% of the total shares authorized under the 2019 Plan in the aggregate. The maximum number of shares of common stock related to the award of non-qualified stock options and restricted stock awards in any calendar year to any individual outside director shall not exceed 3,000 shares of common stock in the aggregate.

•

Limits on Grants to Officers and Employees. Total shares of common stock issuable to officers and other employees under the 2019 Plan shall be reduced by the aggregate of shares of common stock issued to outside directors. The maximum number of shares of common stock issuable to any individual employee under the 2019 Plan shall not exceed 15% of the total shares of common stock authorized for issuance under the Plan in the aggregate, and the maximum number of shares of common stock related to the award of stock options (all of which may be granted as incentive stock options, non-qualified stock options or a combination of each) or restricted stock awards in any calendar year to any individual employee shall not exceed the number of shares calculated as the quotient of the employee’s base salary in effect as of the first business day of such calendar year divided by the fair market value of such common stock on such date.

•

Share Counting. The 2019 Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant, while shares withheld to cover taxes or used to pay the exercise price of stock options will not be available for future grant.

•

No Cash-Out or Repricing of Underwater Options. The 2019 Plan prohibits repricing of stock options, and there will not be any exchange of underwater stock options for cash or shares without shareholder approval.

•

Awards Subject to Clawback. Awards granted under the 2019 Plan are subject to recoupment by the Company if the Company is required to prepare an accounting restatement due to material noncompliance by the Company, because of misconduct, with any financial reporting requirement under the federal securities laws or the forfeiture provisions of the Sarbanes-Oxley Act of 2002. Awards may also be subject to recoupment under any other policy adopted by the Company from time to time.

401(k) Retirement Plan

The Bank adopted a 401(k) defined contribution plan on October 1, 2004, which is administered by Principal Investments. Participants have the right to contribute up to a maximum of 15% of pretax annual compensation or the maximum allowed by the Internal Revenue Code, whichever is less. The Bank began making a matching contribution to the plan on January 1, 2010. The Bank matches dollar for dollar up to 3% of the employee’s contribution and then fifty cents on the dollar on the next two percentage points up to the employee contribution of 5%. The total amount of the Bank matched during 2022 and 2021 was $616,721 and $492,578, respectively. The named executive officers are eligible to participate in the 401(k) plan just like any other employee.

Director Compensation

During 2022, each non-employee director received Board fees in cash, common stock, or a combination of both at the director’s election. Compensation in 2022 for each of directors Dick and Chmelik for his service as an executive officer is set forth in the Summary Compensation Table.

Director Summary Compensation Table

The following table sets forth the compensation paid to our non-employee directors for the fiscal year ended December 31, 2022.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards	All Other Compensation		Total
Elizabeth S. Bennett	$37,500	$22,512	—	—		$60,012
Russell Echlov	$45,000	$15,000	—	—		$60,000
Darrell Green	$0	$60,042	—	$40,800	(2)	$100,842
Paul Thomas Haddock	$60,000	$0	—	—		$60,000
Patsy I. Rust	$37,500	$22,527	—	—		$60,027
Terry M. Saeger	$44,000	$30,004	—	—		$74,004
Rafael DeLeon	$0	$60,042	—	—		$60,042
Charles C. Brockett	$30,000	$0		$53,014	(3)	$83,014

(1)

In lieu of cash fees, non-employee directors may elect to receive an equivalent value of equity in restricted stock awards under the 2019 Equity Incentive Plan. Reflects aggregate grant date fair value of restricted stock awards received in lieu of cash based upon the stock price on the date of grant in accordance with FASB ASC Topic 718.

(2)	Payments for marketing services to the Bank.

(3)	Dividends received on unvested restricted stock awards and compensation as President of the Company until his retirement on March 31, 2022.

Proposal Two – Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed YHB as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, subject to shareholder ratification at the Annual Meeting. YHB also served as independent auditor for the fiscal year ended December 31, 2022. If the appointment of YHB is not ratified by shareholders at the Annual Meeting, the Audit Committee will consider making a change in the independent registered public accounting firm for 2023.

Representatives of YHB are expected to be present at the Annual Meeting, will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to any appropriate questions.

The Board of Directors recommends a vote “FOR” ratification of the appointment of Yount, Hyde, and Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023.

Shareholder ratification of the selection of YHB as our independent registered public accounting firm is not required by our Bylaws or other applicable legal requirements. However, the Audit Committee is submitting the selection of YHB to our shareholders for ratification as a matter of good corporate practice. In the event shareholders fail to ratify the appointment, the Audit Committee may reconsider this appointment. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the Audit Committee determines that such a change would be in our and the shareholders’ best interests.

As to ratification of the independent registered public accounting firm, the proxy card being furnished by the Board of Directors enables a shareholder to vote “FOR” the proposal; vote “AGAINST” the proposal; or “ABSTAIN” from voting on the proposal. Ratification of the independent public accounting firm must be approved by the affirmative vote of a majority of the shares voted at the Annual Meeting, without regard to broker non-votes or proxies marked “ABSTAIN.”

Audit Fees and Other Matters

The following table presents the fees for professional audit services rendered by YHB for the audit of the Company’s annual financial statement for the years ended December 31, 2022, and 2021, and fees billed for other services rendered by YHB during those periods. All such audit and non-audit services were pre-approved by the Audit Committee, which concluded that the provision of such services by YHB was compatible with the maintenance of that firm’s independence in the conduct of their auditing functions.

Fee Category	Fiscal Year 2022	% of Total	Fiscal Year 2021	% of Total
Audit Fees	$180,350	86%	$174,750	85%
Audit-Related Fees	$29,500	14%	$27,000	13%
Tax Fees	$0	0%	$5,090	2%

Total Fees	$209,850	100%	$206,840	100%

YHB did not provide any services related to the financial information systems design and implementation to the Company or the Bank during 2022 and 2021.

Audit Fees. Audit fees consist of audit and review services, consents, and review of documents filed with the SEC.

Audit-Related Fees. Audit-related fees for 2022 consisted of pre-approved consultation concerning financial accounting and reporting standards and performing the HUD and 401(k) plan audit. Audit-related fees in 2021 consisted of HUD audits and consultation concerning financial accounting, reporting standards and other related issues.

Tax Fees. Tax fees consist of reviews of quarterly estimated tax payments and consultations regarding tax compliance issues.

Policy on Pre-Approval of Audit and Permissible Non-Audit Services

The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the independence of YHB. The Audit Committee is authorized to pre-approve all audit and permissible non-audit services provided by the independent accountants. These services may include audit services, audit-related services, and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the service or category of services and is generally subject to a specific budget. The independent accountants and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent accountants in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee may also pre-approve services on a case-by-case basis. In assessing requests for services by the independent auditors, the Audit Committee considers whether these services are consistent with the auditors’ independence, whether the independent auditors are likely to provide the most effective and efficient service based upon their familiarity with the Company, and whether the service could enhance the Company’s ability to manage or control risk or improve audit quality. For 2022 and 2021, non-audit services included only those services described above. All these services and related fees were approved in advance by the Audit Committee.

Audit and Risk Committee Report

The Audit and Risk Committee has issued a report that states as follows:

•	We have reviewed and discussed with management our audited consolidated financial statements for the year ended December 31, 2022,

•

We have discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 1301, Communications with Audit Committees, as adopted by the Public Company Accounting Oversight Board, and

•

We received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit and Risk Committee concerning independence and have discussed with the independent registered public accounting firm their independence from us.

Based on the review and discussions referred to above, the Audit and Risk Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

This report shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that MainStreet Bancshares, Inc. specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

This report has been provided by the Audit and Risk Committee:

–	Patsy I. Rust (Chair)

–	Elizabeth S. Bennett

–	Russell Echlov

–	Paul Thomas Haddock

–	Terry M. Saeger

Certain Transactions

Some of our directors, executive officers, and members of their immediate families, as well as organizations with which they are affiliated, were clients of the Bank during 2022. All loans to our related persons—as defined in Instruction 1 to Item 404(a) of Regulation S-K—were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral, as those provided at the time for comparable loans with persons not related to the lender, and did not involve more than the normal risk of collectability or present other unfavorable features. At December 31, 2022, the aggregate outstanding principal balance of all such related party loans was $556,240.

The Sarbanes-Oxley Act of 2002 generally prohibits a public company from extending or renewing credit or arranging the extension or renewal of credit to an officer or director. However, this prohibition does not apply to loans made by depository institutions, such as the Bank, that are insured by the Federal Deposit Insurance Corporation and are subject to the insider lending restrictions of the Federal Reserve Board’s Regulation O. Accordingly, we permit our directors and executive officers, their family members, and their related interests, to establish and maintain banking and business relationships in the ordinary course of business with the Bank. With respect to lending activities, the Bank has policies governing affiliate and insider lending transactions. These policies prohibit extensions of credit to “insiders,” as defined in the policies, unless the extension of credit:

•

is made in the ordinary course of business on substantially the same terms (including interest rates and collateral) as, and following credit underwriting procedures that are not less stringent than, those prevailing at the time for comparable transactions of similar credit quality, and

•	does not involve more than the normal risk of repayment or present other unfavorable features.

Shareholder Proposals

The Board of Directors expects that the Company’s 2024 Annual Meeting of Shareholders (the “2024 Annual Meeting”) will be held on or about May 15, 2024.

The deadline for submission of proposals to be included in our proxy materials for the 2024 Annual Meeting is December 12, 2023. Proposals should be addressed to: Corporate Secretary, MainStreet Bancshares, Inc., 10089 Fairfax Boulevard, Fairfax, Virginia 22030. Shareholders must also comply with applicable rules of the SEC regarding the inclusion of proposals in proxy materials, and we may omit any proposal from our proxy materials that does not comply with the SEC’s rules.

In order to be considered at our 2024 Annual Meeting, but not included in our proxy materials, a shareholder nomination for director or proposal to take action at such meeting must be received by the Corporate Secretary of the Company at the principal executive office of the Company by no later than the close of business on the 120th calendar day prior to the first anniversary of the preceding year’s annual meeting date; provided, however, that in the event the date of the annual meeting is more than 30 calendar days before or after such anniversary date, notice by the shareholder will considered timely if it is delivered by the close of business on the 10th calendar day following the day on which notice of the date of the annual meeting was first mailed or public announcement of the date of the annual meeting was first made, whichever occurs first. Any such proposal shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.

Pursuant to our Bylaws, as amended, such shareholder’s notice shall set forth: (1) a brief description of the business desired to be brought before the annual meeting, including the text of the proposal or business, and the reasons for conducting such business at the annual meeting; and (2) as to the shareholder giving such notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, (A) the name and address of such shareholder, as they appear on the Company’s stock transfer books, and of such beneficial owner, (B) the class or series and number of shares of capital stock and depositary shares of the Company that are owned beneficially and of record by such shareholder and such beneficial owner, (C) a description of all agreements, arrangements or understandings between such shareholder or beneficial owner and any other person or persons (including their names), regardless of whether such agreement, arrangement or understanding relates to the Company, any material interest of such shareholder or beneficial owner, if any, in such business, and a representation that such shareholder is not acting in concert with any other person or persons, (D) any plans or proposals on the part of such shareholder or such beneficial owner to nominate directors at any other company with a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 within the next 12 months, (E) any proposals or nominations submitted on behalf of such shareholder or such beneficial owner to nominate directors for election at any other company with a class of equity securities registered under Section 12 of the Securities Exchange Act of 1934 within the past 36 months (whether or not such proposal or nomination was publicly disclosed), (F) with respect to each shareholder, beneficial owner, person with whom such shareholder or beneficial owner has any agreement, arrangement or understanding or are acting in concert, the information that would be disclosed pursuant to Item 5(b) of Schedule 14A under the Securities Exchange Act of 1934 assuming each such person is deemed a “participant” as defined in paragraphs (a)(ii)—(vi) of Instruction 3 to Item 4 of Schedule 14A, (G) a representation that such shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or business, (H) an acknowledgment that, if such shareholder, or a qualified representative thereof, fails to appear at such meeting (including virtually in the case of a meeting conducted by means of remote communication) and present a proposed nominee or business, as applicable, the Company need not present the proposed nominee for election or proposed business for approval, notwithstanding the Company’s receipt of proxies in respect of a vote on such matters, and (I) such other information as may be reasonably requested by the Company to facilitate disclosure to shareholders of all material facts that, in the reasonable discretion of the Company, are relevant for shareholders to make an informed decision.

With respect to such shareholder’s nomination of a person as a director, a brief description of the background and credentials of such nominee, including (A) the name, age, business address and residence address of such nominee, (B) the principal occupation or employment of such nominee, (C) the class or series and number of shares of capital stock and/or the number of depositary shares of the Company that are owned beneficially and of record by such nominee, (D) any other information relating to such nominee that would be required to be disclosed in a solicitation of proxies for election of directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, and (E) such nominee’s written consent to being named in a proxy statement as a nominee and to serving as a director if elected. The Company may require any proposed nominee for director to furnish, within 10 days of receipt by the proposed nominee of such request, such other information, including a Director/Nominee Questionnaire with respect to the background and qualifications of such nominee, as the Company may reasonably request to confirm the eligibility of such proposed nominee to serve as a director.

With respect to any director nomination, such shareholder’s notice shall also provide a written undertaking and agreement by the shareholder giving the notice or, if the notice is given on behalf of a beneficial owner on whose behalf the nomination is made, by such beneficial owner, that (A) such shareholder or beneficial owner will deliver to holders of shares representing at least 67% of the voting power of the stock entitled to vote generally in the election of directors either (x) at least 20 calendar days before the annual meeting, a copy of its definitive proxy statement for the solicitation of proxies for its director candidates, or (y) at least 40 calendar days before the annual meeting a Notice of Internet Availability of Proxy Materials that would satisfy the requirements of Rule 14a-16(d) under the Securities Exchange Act of 1934; and (B) that such shareholder will update the Company in writing promptly if the shareholder fails to satisfy the requirements of Rule 14a-19 under the Securities Exchange Act of 1934 for any reason including a failure to file a definitive proxy statement with the SEC or a decision by the shareholder not to solicit the requisite 67% of the voting power entitled to vote in the election of directors. If (B) is not applicable, such shareholder shall prior to the meeting provide the Company a certificate or other evidence that the requirements of Rule 14a-19 have been fully satisfied.

With respect to any business other than a director nomination proposed to be brought before an annual or special meeting, such shareholder’s notice shall also provide a representation whether the shareholder or the beneficial owner, if any, intends or is part of a group that intends to deliver a definitive proxy statement to holders of at least the percentage of the Company’s outstanding capital stock required to approve or adopt the proposal.

Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any shareholder proposal that does not meet all the requirements for inclusion established by the SEC in effect at the time such proposal is received.

References to our Website Address

References to our website address throughout this Proxy Statement and the accompanying materials are for informational purposes only, or to fulfill specific disclosure requirements of the SEC’s rules. These references are not intended to, and do not incorporate the contents of our website by reference into this Proxy Statement or the accompanying materials.

Other Matters

The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement and matters incident to the conduct of the Annual Meeting. Properly executed proxies in the accompanying form that have not been revoked confer discretionary authority on the persons named therein to vote at the direction of a majority of the Board of Directors with respect to matters incident to the conduct of the Annual Meeting and with respect to any other matter presented to the Annual Meeting if notice of such matter has not been delivered to the Company in accordance with the Articles of Incorporation and Bylaws, which provide an advance notice procedure for certain business to be brought before an annual meeting of shareholders. If a shareholder notifies the Company of such shareholder’s intent to present a proposal at the Annual Meeting not in accordance with such procedures, the persons named in the accompanying proxy may exercise discretionary voting authority, as determined by a majority of the Board of Directors, if the proposal is raised at the Annual Meeting without any discussion of the matter in this Proxy Statement.

The cost of solicitation of proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of common stock. In addition to solicitations by mail, directors, officers and regular employees of the Company and the Bank may solicit proxies personally, by telegraph or telephone without additional compensation.

BY ORDER OF THE BOARD OF DIRECTORS

Thomas J. Chmelik

Secretary

Fairfax, Virginia

April 10, 2023

Annual Report on Form 10-k

The Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2022, is being mailed to shareholders together with this Proxy Statement. Except to the extent specifically incorporated by reference, the Annual Report on Form 10-K is not to be treated as part of the proxy solicitation materials nor as having been incorporated by reference herein.

Proxy Tabulation: P.O. BOX 8016, CARY, NC 27512-9903 YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: INTERNET Go To: www.proxypush.com/MNSB • Cast your vote online • Have your Proxy Card ready • Follow the simple instructions to record your vote PHONE Call 1-866-509-1049 • Use any touch-tone telephone • Have your Proxy Card ready • Follow the simple recorded instructions MAIL • Mark, sign and date your Proxy Card • Fold and return your Proxy Card in the postage-paid envelope provided You must register to attend the meeting online and/or participate at www.proxydocs.com/MNSB MainStreet Bancshares, Inc. Annual Meeting of Shareholders For Shareholders of record as of March 31, 2023 TIME: Wednesday, May 17, 2023 at 11:00 AM, Eastern Time PLACE: Annual Meeting to be held live via the Internet—please visit www.proxydocs.com/MNSB for more details. This proxy is being solicited on behalf of the Board of Directors The undersigned hereby appoints Patsy I. Rust and Rafael E. DeLeon (the “Named Proxies”), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each or either of them, to vote all the shares of common stock of MainStreet Bancshares, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, and revoking any proxy heretofore given. This proxy, when properly executed, will be voted in the manner directed herein. If no direction is made, this proxy will be voted “FOR” all nominees of the Board of Directors (Proposal 1) and “FOR” Proposal 2. If any other business is properly presented on to which this proxy confers discretionary authority, the proxy will be voted as determined by a majority of the Board of Directors. You may revote the proxy at any time before it is voted at the meeting. If you hold shares in the MainStreet Bank 401(k) Retirement Plan (the “Plan”), then this proxy card, when signed and returned, or your telephone or Internet proxy, will constitute voting instructions on matters properly coming before the Annual Meeting and at any adjournments or postponements thereof in accordance with the instructions given herein to the Plan trustee. Shares in the Plan for which voting instructions are not received by 5:00 p.m., local time, on May 16, 2023, or if no choice is specified, will be voted in the same proportion as the trustee has received voting instructions from other Plan participants, subject to its fiduciary duty. You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE). The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ALL THE BOARD NOMINEES (PROPOSAL 1) AND “FOR” RATIFICATION OF APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM (PROPOSAL 2) PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

MainStreet Bancshares, Inc. Annual Meeting of Shareholders Please make your marks like this: X Use dark black pencil or pen only THE BOARD OF DIRECTORS RECOMMENDS A VOTE: FOR ALL NOMINEES (PROPOSAL 1) AND FOR PROPOSAL 2 BOARD OF DIRECTORS RECOMMENDS PROPOSAL YOUR VOTE 1. Nominees for Three-Year Terms FOR WITHHOLD To vote for all directors or withhold from voting all directors mark here: To vote individually for each nominee: 1.01 Jeff W. Dick FOR 1.02 Paul Thomas Haddock FOR 1.03 Terry M. Saeger FOR FOR AGAINST ABSTAIN 2. The ratification of the appointment of Yount, Hyde & Barbour, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. FOR Such other business as may properly come before the meeting or any adjournment or postponement thereof. You must register to attend the meeting online and/or participate at www.proxydocs.com/MNSB Authorized Signatures—Must be completed for your instructions to be executed. Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy. Signature (and Title if applicable) Date Signature (if held jointly) Date